                                                                                                                      Exhibit 23.1
                                                CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-56082) and related Prospectuses of
Enterprise Products Partners L.P. and Enterprise Products Operating L.P. and in the Registration Statement (Form S-8 No. 333-36856)
and in the Registration Statement (Form S-8 No. 333-92486) and related Prospectuses of Enterprise Products Partners L.P. of our
report dated October 1, 2002 with respect to the balance sheet of Enterprise Products GP, LLC included in this Current Report on
Form 8-K dated October 2, 2002, related to Enterprise Products Partners L.P. and Enterprise Products Operating L.P.

/s/ DELOITTE and TOUCHE LLP

Houston, Texas
October 2, 2002